             Schedule 14A Information required in proxy statement.
                            Schedule 14A Information
                Proxy Statement Pursuant to Section 14(a) of the
              Securities and Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]        Preliminary Proxy Statement
[ ]        Preliminary Additional Materials
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]        Definitive Proxy Statement
[ ]        Definitive Additional Materials
[ ]        Soliciting Material Pursuant to Section 240.149-11(c) or
           Section 240.14a-12

           Municipal Premium Income Trust
-------------------------------------------------------------------------------
     (Name of Registrant as Specified in its Charter)


           LouAnne McInnis
-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement)

     Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(j)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

4)   Proposed maximum aggregate value of transaction:

5)   Fee previously paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party:

4)   Date Filed:

                         MUNICIPAL PREMIUM INCOME TRUST

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 17, 1998

   The Annual Meeting of Shareholders of MUNICIPAL PREMIUM INCOME TRUST (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, will be held in Conference Room A, Forty-Fourth Floor, Two World Trade Center, New York, New York 10048, on December 17, 1998 at 9:00 a.m., New York City time, for the following purposes:

MATTERS TO BE VOTED ON BY ALL SHAREHOLDERS:

     1. To elect three (3) Trustees to serve until the year 2001 Annual Meeting or until their successors shall have been elected and qualified;

     2. To ratify or reject the selection of PricewaterhouseCoopers LLP as the Trust's independent accountants for the fiscal year ending May 31, 1999; and

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

MATTER TO BE VOTED ON ONLY BY PREFERRED SHAREHOLDERS:

   To elect one (1) Trustee, to serve until the year 2001 Annual Meeting or until his successor shall have been elected and qualified.

   Shareholders of record as of the close of business on October 28, 1998 are entitled to notice of and to vote at the Meeting. If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy promptly in the envelope provided for that purpose.

   In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the meeting for a total of not more than 60 days in the aggregate to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Trust's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which have been received by the date of the Meeting.

                                                  BARRY FINK,
                                                   Secretary

November 4, 1998
New York, New York

-------------------------------------------------------------------------------
                                  IMPORTANT

  YOU CAN HELP THE TRUST AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU
ARE UNABLE TO BE PRESENT IN PERSON, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
-------------------------------------------------------------------------------

                         MUNICIPAL PREMIUM INCOME TRUST

                TWO WORLD TRADE CENTER, NEW YORK, NEW YORK 10048

                                ----------------
                                PROXY STATEMENT
                                ----------------

                         ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 17, 1998

   This statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board") of MUNICIPAL PREMIUM INCOME TRUST (the "Trust") for use at the Annual Meeting of Shareholders of the Trust to be held on December 17, 1998 (the "Meeting"), and at any adjournments thereof.

   If the enclosed form of proxy is properly executed and returned in time to be voted at the Meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies will be voted for each of the nominees for election as Trustee to be elected by all shareholders ("Shareholders") and for the nominee for election as Trustee to be elected by only the preferred shareholders ("Preferred Shareholders") and in favor of Proposal 2. A proxy may be revoked at any time prior to its exercise by any of the following: written notice of revocation to the Secretary of the Trust, execution and delivery of a later dated proxy to the Secretary of the Trust (if returned and received in time to be voted), or attendance and voting at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy.

   Shareholders of record as of the close of business on October 28, 1998, the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, are entitled to one vote for each share held and a fractional vote for a fractional share. On October 28, 1998 there were outstanding 24,127,524 Common Shares of beneficial interest and 1,000 Preferred Shares of beneficial interest of the Trust, all with $0.01 par value. No person was known to own as much as 5% of the outstanding shares of the Trust on that date. The percentage ownership of shares of the Trust changes from time to time depending on purchases and sales by Shareholders and the total number of shares outstanding.

   The cost of soliciting proxies for the Meeting, consisting principally of printing and mailing expenses, will be borne by the Trust. The solicitation of proxies will be by mail, which may be supplemented by solicitation by mail, telephone or otherwise through Trustees, officers of the Trust or officers and regular employees of Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors" or the "Investment Adviser") (formerly named Dean Witter InterCapital Inc.), Morgan Stanley Dean Witter Trust FSB ("MSDW Trust"), Morgan Stanley Dean Witter Services Company Inc. ("MSDW Services") and/or Dean Witter Reynolds Inc. ("DWR"), without special compensation therefor. In addition, the Trust may employ William F. Doring and Co. as proxy solicitor, the cost of which is not expected to exceed $3,000 and will be borne by the Trust. The first mailing of this Proxy Statement is expected to be made on or about November 5, 1998.

   William F. Doring & Co. and MSDW Trust may call Shareholders to ask if they would be willing to have their votes recorded by telephone. The telephone voting procedure is designed to authenticate Shareholders' identities, to allow Shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been recorded properly. No recommendation will be made as to how a Shareholder should vote on any Proposal other than to refer to the recommendations of the Board. The Trust has been advised by counsel that these procedures are consistent with the requirements of applicable law.

Shareholders voting by telephone will be asked for their social security number or other identifying information and will be given an opportunity to authorize proxies to vote their shares in accordance with their instructions. To ensure that the Shareholders' instructions have been recorded correctly they will receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect. Although a Shareholder's vote may be taken by telephone, each Shareholder will receive a copy of this Proxy Statement and may vote by mail using the enclosed proxy card. With respect to the solicitation of a telephonic vote by William F. Doring & Co., additional expenses would include $7.00 per telephone vote transacted, $3.00 per outbound telephone contact and costs relating to obtaining Shareholders' telephone numbers which would be borne by the Trust.

                            (1) ELECTION OF TRUSTEES

   The number of Trustees has currently been fixed by the Trustees, pursuant to the Trust's Declaration of Trust, at nine. There are presently nine Trustees, four of whom are standing for election at this Meeting to serve until the year 2001 Annual Meeting in accordance with the Trust's Declaration of Trust. At the Meeting, three Trustees (Edwin J. Garn, Michael E. Nugent, and Philip J. Purcell) are to be elected to the Trust's Board of Trustees by the holders of the Common Shares and the Preferred Shares voting together as a single class. Additionally, pursuant to the Declaration of Trust and the Investment Company Act of 1940 as amended (the "1940 Act"), one Trustee (John
R. Haire) is to be elected to the Trust's Board of Trustees by the holders of Preferred Shares voting separately as a single class.

   Seven of the current nine Trustees (Michael Bozic, Edwin J. Garn, John R. Haire, Wayne E. Hedien, Manuel H. Johnson, Michael E. Nugent and John L. Schroeder) are "Independent Trustees," that is, Trustees who are not "interested persons" of the Trust, as that term is defined in the 1940 Act. The other two current Trustees, Charles A. Fiumefreddo and Philip J. Purcell are "interested persons" (as that term is defined in the 1940 Act) of the Trust and MSDW Advisors and thus are not Independent Trustees. The nominees for election as Trustees of the Trust have been proposed by the Trustees now serving or, in the case of the nominees for positions as Independent Trustees, by the Independent Trustees now serving. All of the Trustees have been elected by the shareholders of the Trust.

   The nominees of the Board of Trustees for election as Trustee are listed below. It is the intention of the persons named in the enclosed form of proxy to vote the shares represented by them for the election of these nominees:
Edwin J. Garn, John R. Haire, Michael E. Nugent, and Philip J. Purcell. Should any of the nominees become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such person or persons as the Board of Trustees may recommend. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Trust knows of no reason why any of said nominees would be unable or unwilling to accept nomination or election. The election of each of the nominees listed above to be elected by all Shareholders requires the approval of a majority of the shares of the Trust represented and entitled to vote at the Meeting (Common Shares and Preferred Shares voting together as a single class). The election of the nominee listed above to be elected by only the Preferred Shareholders requires the approval of a majority of the Preferred Shares of the Trust represented and entitled to vote at the Meeting (voting separately as a single class).

   Pursuant to the provisions of the Trust's Declaration of Trust, the Trustees are divided into three separate classes, each class having a term of three years. The term of office of one of each of the three classes will expire each year.

   The Board of Trustees previously determined that any nominee for election as Trustee will stand for election as Trustee and serve as Trustee in one of the three classes of Trustees as follows: Class I -- Messrs. Bozic and Fiumefreddo; Class II -- Messrs. Hedien, Johnson and Schroeder; and Class III -- Messrs. Garn,

Haire, Nugent and Purcell. Each nominee for Trustee at any Annual Meeting will, if elected, serve a term of up to approximately three years running for the period assigned to that class and terminating at the date of the Annual Meeting of Shareholders so designated by the Board of Trustees, or any adjournment thereof. As a consequence of this method of election, the replacement of a majority of the Board of Trustees could be delayed for up to two years. In addition, the Board has further determined that one each of the Class I Trustees and the Class III Trustees will be designated to be elected by the Preferred Shareholders voting separately. In this regard, Charles A. Fiumefreddo and John R. Haire serve as Trustees of the Trust's Board of Trustees on behalf of the Preferred Shareholders, the term of each to expire with his designated Class. In accordance with the above, the Trustees in Class III are standing for election at this Meeting and, if elected, will serve until the year 2001 Annual Meeting or until their successors shall have been elected and qualified.

   The following information regarding each of the nominees for election as Trustee, and each of the other members of the Board, includes his principal occupations and employment for at least the last five years, his age, shares of the Trust owned, if any, as of October 28, 1998 (shown in parentheses), positions with the Trust, and directorships (or trusteeships) in other companies which file periodic reports with the Securities and Exchange Commission, including the 85 investment companies, including the Trust, for which MSDW Advisors serves as investment manager or investment adviser (referred to herein as the "Morgan Stanley Dean Witter Funds"), and the 11 investment companies for which MSDW Services, a wholly-owned subsidiary of MSDW Advisors, serves as manager and TCW Funds Management, Inc., serves as investment adviser (referred to herein as the "TCW/DW Funds").

   The nominees for Trustee to be elected at this Meeting by all Shareholders are:

   EDWIN JACOB (JAKE) GARN, Trustee since January, 1993; age 66; Director or Trustee of the Morgan Stanley Dean Witter Funds; formerly United States Senator (R-Utah) (1974-1992) and Chairman, Senate Banking Committee (1980-1986); formerly Mayor of Salt Lake City, Utah (1971-1974); formerly Astronaut, Space Shuttle Discovery (April 12-19, 1985); Vice Chairman, Huntsman Corporation; Director of Franklin Covey (time management systems), John Alden Financial Corp. (health insurance), United Space Alliance (joint venture between Lockheed Martin and the Boeing Company) and Nuskin Asia Pacific (multilevel marketing); member of the board of various civic and charitable organizations.

   MICHAEL E. NUGENT, Trustee since July, 1991; age 62; General Partner, Triumph Capital, L.P., a private investment partnership; Director or Trustee of the Morgan Stanley Dean Witter Funds; Trustee of the TCW/DW Funds; formerly Vice President, Bankers Trust Company and BT Capital Corporation (1984-1988); director of various business organizations.

   PHILIP J. PURCELL, Trustee since April, 1994; age 55; Chairman of the Board of Directors and Chief Executive Officer of Morgan Stanley Dean Witter & Co. ("MSDW"), DWR and Novus Credit Services Inc.; Director of Morgan Stanley Dean Witter Distributors Inc. ("MSDW Distributors"); Director or Trustee of the Morgan Stanley Dean Witter Funds; Director and/or officer of various MSDW subsidiaries.

   The nominee for Trustee to be elected by only the Preferred Shareholders is:

   JOHN R. HAIRE, Trustee since January, 1988; age 73; Chairman of the Audit Committee and Director or Trustee of the Morgan Stanley Dean Witter Funds; Chairman of the Audit Committee and Trustee of the TCW/DW Funds; formerly Chairman of the Independent Directors or Trustees of the Morgan Stanley Dean Witter Funds and the TCW/DW Funds (until June, 1998); formerly President, Council for Aid to Education (1978-1989) and Chairman and Chief Executive Officer of Anchor Corporation, an investment adviser (1964-1978).

   The Trustees who are not standing for reelection at the Meeting are:

   MICHAEL BOZIC, Trustee since April, 1994; age 57; Chairman and Chief Executive Officer of Levitz Furniture Corporation (since November, 1995); Director or Trustee of the Morgan Stanley Dean Witter Funds; formerly President and Chief Executive Officer of Hills Department Stores (May 1991-July, 1995); formerly, variously, Chairman, Chief Executive Officer, President and Chief Operating Officer of the Sears Merchandise Group of Sears, Roebuck and Co.; Director of Eaglemark Financial Services, Inc. and Weirton Steel Corporation.

   CHARLES A. FIUMEFREDDO, Trustee since July 1991; age 65; Chairman, Director or Trustee, President and Chief Executive Officer of the Morgan Stanley Dean Witter Funds; Chairman, Chief Executive Officer and Trustee of the TCW/DW Funds; formerly Chairman, Chief Executive Officer and Director of MSDW Advisors, MSDW Distributors, and MSDW Services, Executive Vice President and Director of DWR, Chairman and Director of MSDW Trust and Director and/or officer of various MSDW subsidiaries (until June, 1998).

   WAYNE E. HEDIEN, Trustee since September, 1997; age 64; Retired; Director or Trustee of the Morgan Stanley Dean Witter Funds; Director of The PMI Group, Inc. (private mortgage insurance); Trustee and Vice Chairman of The Field Museum of Natural History; formerly associated with the Allstate Companies (1966-1994), most recently as Chairman of The Allstate Corporation (March 1993-December 1994) and Chairman and Chief Executive Officer of its wholly-owned subsidiary, Allstate Insurance Company (July 1989-December
1994); director of various other business and charitable organizations.

   DR. MANUEL H. JOHNSON, Trustee since July, 1991; age 49; Senior Partner, Johnson Smick International, Inc., a consulting firm; Co-Chairman and a founder of the Group of Seven Council (G7C), an international economic commission; Director or Trustee of the Morgan Stanley Dean Witter Funds; Trustee of the TCW/DW Funds; Director of NASDAQ, Greenwich Capital Markets Inc. (broker-dealer) and NVR Inc. (home construction); Chairman and Trustee of the Financial Accounting Foundation (oversight organization for the Financial Accounting Standards Board); formerly Vice Chairman of the Board of Governors of the Federal Reserve System (1986-1990) and Assistant Secretary of the U.S. Treasury (1982-1986).

   JOHN L. SCHROEDER, Trustee since April 1994; age 68; Retired; Director or Trustee of the Morgan Stanley Dean Witter Funds; Trustee of the TCW/DW Funds; Director of Citizens Utilities Company; formerly Executive Vice President and Chief Investment Officer of the Home Insurance Company (August
1991-September, 1995).

   The executive officers of the Trust are: Barry Fink, Vice President, Secretary and General Counsel; Mitchell M. Merin, Vice President; Robert M. Scanlan, Vice President; Ronald E. Robison, Vice President; Robert S. Giambrone, Vice President; Joseph J. McAlinden, Vice President and Thomas F. Caloia, Treasurer; and James F. Willison, Vice President; Joseph R. Arcieri, Vice President; Gerard J. Lian, Vice President and Katherine H. Stromberg, Vice President. In addition, Frank Bruttomesso, Marilyn K. Cranney, Todd Lebo, LouAnne D. McInnis, Carsten Otto and Ruth Rossi serve as Assistant Secretaries of the Trust.

   Mr. Fink is 43 years old and is currently Senior Vice President (since March, 1997), Secretary and General Counsel (since February 1997) and Director (since July, 1998) of MSDW Advisors and MSDW Services and (since August 1996) Assistant Secretary of DWR; he is also Senior Vice President (since March, 1997), Assistant Secretary and Assistant General Counsel of MSDW Distributors (since February, 1997). He was previously Vice President, Assistant Secretary and Assistant General Counsel of MSDW Advisors and MSDW Services. Mr. Merin is 45 years old and is currently President, Chief Executive Officer and Director of MSDW Advisors and MSDW Services, Chairman and Director of MSDW Distributors and MSDW Trust and Director of MSDW Trust, Executive Vice President and Director of DWR, Director of SPS Transaction Services, Inc. and various other MSDW subsidiaries. Mr. Scanlan is 62 years old and is currently President, Chief Operating Officer and Director of MSDW Advisors and MSDW Services; he is also Executive Vice President of MSDW Distributors and Executive Vice President and Director of MSDW Trust. He was previously Executive Vice President of MSDW Advisors. Mr. Robison is 59 years old and is currently Executive Vice President and Chief Administrative Officer of MSDW Advisors and MSDW Services (since September
1998); prior thereto he was a Managing Director of the TCW Group, Inc. Mr. Giambrone is 44 years old and is currently Senior Vice President of MSDW Advisors, MSDW Services, MSDW Distributors and MSDW Trust (since August,
1995) and Director of MSDW Trust (since April, 1996). He was formerly a partner of KPMG Peat Marwick, LLP. Mr. McAlinden is 55 years old and is currently Executive Vice President and Chief Investment Officer of MSDW Advisors (since April, 1996) and Director of MSDW Trust (since April, 1996). He was previously Senior Vice President of MSDW Advisors (June, 1995-April,
1996). He was formerly a Managing Director at Dillon Read. Mr. Caloia is 52 years old and is currently First Vice President and Assistant Treasurer of MSDW Advisors and MSDW Services. Mr. Willison is 55 years old and is currently Senior Vice President of MSDW Advisors. Mr. Arcieri is 50 years old and is currently Vice President of MSDW Advisors. Mr. Lian is 43 years old and is currently Vice President of MSDW Advisors. Ms. Stromberg is 50 years old and is currently Vice President of MSDW Advisors. Other than Messrs. Robison, Giambrone and McAlinden, each of the above officers has been an employee of MSDW Advisors or its affiliates for over five years.

THE BOARD OF TRUSTEES, THE INDEPENDENT TRUSTEES, AND THE COMMITTEES

   The Board of Trustees currently consists of nine (9) trustees. These same individuals also serve as directors or trustees for all of the Morgan Stanley Dean Witter Funds, and are referred to in this section as Trustees. As of the date of this Proxy Statement, there are a total of 85 Morgan Stanley Dean Witter Funds, comprised of 121 portfolios. As of September 30, 1998, the Morgan Stanley Dean Witter Funds had total net assets of approximately $105.3 billion and more than six million shareholders.

   Seven Trustees (77% of the total number) have no affiliation or business connection with MSDW Advisors or any of its affiliated persons and do not own any stock or other securities issued by MSDW Advisors' parent company, MSDW. These are the "disinterested" or "independent" Trustees. Four of the seven Independent Trustees are also Independent Trustees of the TCW/DW Funds.

   Law and regulation establish both general guidelines and specific duties for the Independent Trustees. The Morgan Stanley Dean Witter Funds seek as Independent Trustees individuals of distinction and experience in business and finance, government service or academia; these are people whose advice and counsel are in demand by others and for whom there is often competition. To accept a position on the Funds' Boards, such individuals may reject other attractive assignments because the Funds make substantial demands on their time. Indeed, by serving on the Funds' Boards, certain Trustees who would otherwise be qualified and in demand to serve on bank boards would be prohibited by law from doing so.

   All of the Independent Trustees serve as members of the Audit Committee . Three of them also serve as members of the Derivatives Committee. In addition, three of the Trustees, including two Independent Trustees, serve as members of the Insurance Committee. During the calendar year ended December 31, 1997, the Audit Committee, the Derivatives Committee and the Independent Trustees held a combined total of seventeen meetings.

   The Independent Trustees are charged with recommending to the full Board approval of management, advisory and administration contracts, and distribution and underwriting agreements; continually reviewing

Fund performance; checking on the pricing of portfolio securities, brokerage commissions, transfer agent costs and performance, and trading among Funds in the same complex; and approving fidelity bond and related insurance coverage and allocations, as well as other matters that arise from time to time.

   The Audit Committee is charged with recommending to the full Board the engagement or discharge of the Trust's independent accountants; directing investigations into matters within the scope of the independent accountants' duties, including the power to retain outside specialists; reviewing with the independent accountants the audit plan and results of the auditing engagement; approving professional services provided by the independent accountants and other accounting firms prior to the performance of such services; reviewing the independence of the independent accountants; considering the range of audit and non-audit fees; and reviewing the adequacy of the Trust's system of internal controls.

   The Board of each Fund has formed a Derivatives Committee to approve parameters for and monitor the activities of the Fund with respect to derivative investments, if any, made by the Fund.

   Finally, the Board of each Fund has formed an Insurance Committee to review and monitor the insurance coverage maintained by the Fund.

   For the fiscal year ended May 31, 1998, the Board of Trustees of the Trust held 5 meetings, and the Audit Committee, the Independent Trustees and the Derivatives Committee of the Trust held 2, 10 and 3 meetings, respectively. No Trustee attended fewer than 75% of the meetings of the Board of Trustees, the Audit Committee, the Independent Trustees or the Derivatives Committee held while he served in such positions.

ADVANTAGES OF HAVING SAME INDIVIDUALS AS INDEPENDENT TRUSTEES FOR ALL MORGAN STANLEY DEAN WITTER FUNDS

   The Independent Trustees and the Funds' management believe that having the same Independent Trustees for each of the Morgan Stanley Dean Witter Funds avoids the duplication of effort that would arise from having different groups of individuals serving as Independent Trustees for each of the Funds or even of sub-groups of Funds. They believe that having the same individuals serve as Independent Trustees of all the Funds tends to increase their knowledge and expertise regarding matters which affect the Fund complex generally and enhances their ability to negotiate on behalf of each Fund with the Fund's service providers. This arrangement also precludes the possibility of separate groups of Independent Trustees arriving at conflicting decisions regarding operations and management of the Funds and avoids the cost and confusion that would likely ensue. Finally, having the same Independent Trustees serve on all Fund Boards enhances the ability of each Fund to obtain, at modest cost to each separate Fund, the services of Independent Trustees, of the caliber, experience and business acumen of the individuals who serve as Independent Trustees of the Morgan Stanley Dean Witter Funds.

SHARE OWNERSHIP BY TRUSTEES

   The Trustees have adopted a policy pursuant to which each Trustee and/or his or her spouse is required to invest at least $25,000 in any of the Funds in the Morgan Stanley Dean Witter Funds complex (and, if applicable, in the TCW/DW Funds complex) on whose boards the Trustee serves. In addition, the policy contemplates that the Trustees will, over time, increase their aggregate investment in the Funds above the $25,000 minimum requirement. The Trustees may allocate their investments among specific Funds in any manner they determine is appropriate based on their individual investment objectives. As of the date of this Proxy Statement, each Trustee is in compliance with the policy. Any future Trustee will be given a one year period following his or her election within which to comply with the foregoing. As of the date of this Proxy Statement, the total value of the investments by the Trustees and/or their spouses in shares of the Morgan Stanley Dean Witter Funds (and, if applicable, the TCW/DW Funds) was approximately $25.3 million.

   As of the record date for this Meeting, the aggregate number of shares of beneficial interest of the Trust owned by the Trust's officers and Trustees as a group was less than 1 percent of the Trust's shares of beneficial interest outstanding.

COMPENSATION OF INDEPENDENT TRUSTEES

   The Trust pays each Independent Trustee an annual fee of $800 plus a per meeting fee of $50 for meetings of the Board of Trustees, the Independent Trustees or Committees of the Board of Trustees attended by the Trustee (the Trust pays the Chairman of the Audit Committee an annual fee of $750 . If a Board meeting and a meeting of the Independent Trustees or a Committee meeting, or a meeting of the Independent Trustees and/or more than one Committee meeting, take place on a single day, the Trustees are paid a single meeting fee by the Trust. The Trust also reimburses such Trustees for travel and other out-of-pocket expenses incurred by them in connection with attending such meetings. Trustees and officers of the Trust who are or have been employed by the Investment Adviser or an affiliated company receive no compensation or expense reimbursement from the Trust for their services as Trustee. Mr. Haire currently served as Chairman of the Audit Committee. Prior to June 1, 1998, Mr. Haire also served as Chairman of the Independent Trustees, for which services the Trust paid him an additional annual fee of $1,200.

   The following table illustrates the compensation paid to the Trust's Independent Trustees by the Trust for the fiscal year ended May 31, 1998.

                              TRUST COMPENSATION

                                AGGREGATE
                              COMPENSATION
NAME OF INDEPENDENT TRUSTEE  FROM THE TRUST
---------------------------  --------------
Michael Bozic ..............     $1,600
Edwin J. Garn ..............      1,750
John R. Haire ..............      3,600
Wayne E. Hedien ............      1,282
Dr. Manual H. Johnson  .....      1,700
Michael E. Nugent ..........      1,750
John L. Schroeder ..........      1,750

   The following table illustrates the compensation paid to the Trust's Independent Trustees for the calendar year ended December 31, 1997 for services to the 84 Morgan Stanley Dean Witter Funds and, in the case of Messrs. Haire, Johnson, Nugent and Schroeder, the 14 TCW/DW Funds that were in operation at December 31, 1997. Mr. Haire serves as Chairman of the Audit Committee of each Morgan Stanley Dean Witter Fund and each TCW/DW Fund and, prior to June 1, 1998, also served as Chairman of the Independent Directors or Trustees of those Funds. With respect to Messrs. Haire, Johnson, Nugent and Schroeder, the TCW/DW Funds are included solely because of a limited exchange privilege between those Funds and five Morgan Stanley Dean Witter Money Market Funds. Mr. Hedien's term as Director or Trustee of each Morgan Stanley Dean Witter Fund commenced on September 1, 1997.

   CASH COMPENSATION FROM MORGAN STANLEY DEAN WITTER FUNDS AND TCW/DW FUNDS

                                                                FOR SERVICE AS
                                                                 CHAIRMAN OF
                                                                 INDEPENDENT      FOR SERVICE AS      TOTAL CASH
                            FOR SERVICE                           DIRECTORS/       CHAIRMAN OF       COMPENSATION
                          AS DIRECTOR OR      FOR SERVICE AS     TRUSTEES AND      INDEPENDENT     FOR SERVICES TO
                            TRUSTEE AND        TRUSTEE AND          AUDIT            TRUSTEES     84 MORGAN STANLEY
                         COMMITTEE MEMBER    COMMITTEE MEMBER  COMMITTEES OF 84     AND AUDIT        DEAN WITTER
NAME OF                OF 84 MORGAN STANLEY    OF 14 TCW/DW     MORGAN STANLEY   COMMITTEES OF 14    FUNDS AND 14
INDEPENDENT TRUSTEE      DEAN WITTER FUNDS        FUNDS       DEAN WITTER FUNDS    TCW/DW FUNDS      TCW/DW FUNDS
---------------------  -------------------- ----------------  ----------------- ----------------  -----------------
Michael Bozic ........       $133,602               --                --                --             $133,602
Edwin J. Garn ........        149,702               --                --                --              149,702
John R. Haire ........        149,702            $73,725           $157,463          $25,350            406,240
Wayne E. Hedien ......         39,010               --                --                --               39,010
Dr. Manuel H. Johnson.        145,702             71,125              --                --              216,827
Michael E. Nugent  ...        149,702             73,725              --                --              223,427
John L. Schroeder ....        149,702             73,725              --                --              223,427

   As of the date of this Proxy Statement, 57 of the Morgan Stanley Dean Witter Funds, including the Trust, have adopted a retirement program under which an Independent Trustee who retires after serving for at least five years (or such lesser period as may be determined by the Board) as an Independent Director or Trustee of any Morgan Stanley Dean Witter Fund that has adopted the retirement program (each such Fund referred to as an "Adopting Fund" and each such Trustee referred to as an "Eligible Trustee") is entitled to retirement payments upon reaching the eligible retirement age (normally, after attaining age 72). Annual payments are based upon length of service. Currently, upon retirement, each Eligible Trustee is entitled to receive from the Adopting Fund, commencing as of his or her retirement date and continuing for the remainder of his or her life, an annual retirement benefit (the "Regular Benefit") equal to 29.41% of his or her Eligible Compensation plus 0.4901667% of such Eligible Compensation for each full month of service as an Independent Director or Trustee of any Adopting Fund in excess of five years up to a maximum of 58.82% after ten years of service. The foregoing percentages may be changed by the Board.(1) "Eligible Compensation" is one-fifth of the total compensation earned by such Eligible Trustee for service to the Adopting Fund in the five year period prior to the date of the Eligible Trustee's retirement. Benefits under the retirement program are not secured or funded by the Adopting Funds.


------------
(1) An Eligible Trustee may elect alternate payments of his or her retirement benefits based upon the combined life expectancy of such Eligible Trustee and his or her spouse on the date of such Eligible Trustee's retirement. The amount estimated to be payable under this method, through the remainder of the later of the lives of such Eligible Trustee and spouse, will be the actuarial equivalent of the Regular Benefit. In addition, the Eligible Trustee may elect that the surviving spouse's periodic payment of benefits will be equal to either 50% or 100% of the previous periodic amount, an election that, respectively, increases or decreases the previous periodic amount so that the resulting payments will be the actuarial equivalent of the Regular Benefit.

   The following table illustrates the retirement benefits accrued to the Trust's Independent Trustees by the Trust for the fiscal year ended May 31, 1998 and by the 57 Morgan Stanley Dean Witter Funds (including the Trust) for the year ended December 31, 1997, and the estimated retirement benefits for the Trust's Independent Trustees, to commence upon their retirement, from the Trust as of May 31, 1998 and from the 57 Morgan Stanley Dean Witter Funds as of December 31, 1997.

  RETIREMENT BENEFITS FROM THE FUND AND ALL MORGAN STANLEY DEAN WITTER FUNDS





                                 FOR ALL ADOPTING FUNDS
                            --------------------------------                             ESTIMATED ANNUAL
                                ESTIMATED                        RETIREMENT BENEFITS          BENEFITS
                                 CREDITED                        ACCRUED AS EXPENSES     UPON RETIREMENT(2)
                                  YEARS          ESTIMATED    ------------------------- -------------------
                              OF SERVICE AT    PERCENTAGE OF                 BY ALL       FROM    FROM ALL
                                RETIREMENT       ELIGIBLE       BY THE      ADOPTING      THE     ADOPTING
NAME OF INDEPENDENT TRUSTEE    (MAXIMUM 10)    COMPENSATION      TRUST        FUNDS      TRUST     FUNDS
---------------------------  --------------- ---------------  ---------- -------------  ------- ----------
Michael Bozic ..............        10             58.82%        $ 369      $ 20,499     $  971   $ 55,026
Edwin J. Garn ..............        10             58.82           539        30,878        971     55,026
John R. Haire ..............        10             58.82          (375)(3)   (19,823)(3)  2,389    132,002
Wayne E. Hedien.............         9             50.00           309             0        825     46,772
Dr. Manuel H. Johnson  .....        10             58.82           222        12,832        971     55,026
Michael E. Nugent ..........        10             58.82           382        22,546        971     55,026
John L. Schroeder...........         8             49.02           739        39,350        815     46,123

--------------------
(2) Based on current levels of compensation. Amount of annual benefits also varies depending on the Trustee's elections described in Footnote (1) above.
(3) This number reflects the effect of the extension of Mr. Haire's term as Director or Trustee until May 1, 1999.

   THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE TRUSTEES NOMINATED FOR ELECTION.

THE INVESTMENT ADVISOR AND THE INVESTMENT ADVISORY AGREEMENT

   MSDW Advisors serves as the investment advisor for the Trust pursuant to an investment advisory agreement entered into between the Trust and MSDW Advisors dated May 31, 1997 ("Advisory Agreement") which took effect upon the consummation of the merger of Dean Witter, Discover & Co. with Morgan Stanley Group Inc. The Agreement was approved by the Board of Trustees of the Trust on February 21, 1997 and by the Trust's Shareholders at a Special Meeting of Shareholders held on May 20, 1997. The Advisory Agreement supersedes an earlier investment advisory agreement between the Trust and MSDW Advisors and is identical in all material respects, including fees payable by the Trust thereunder, to the earlier investment advisory agreement, except for the dates of effectiveness and termination.

THE ADVISORY AGREEMENT

   The Advisory Agreement provides that MSDW Advisors shall continuously manage the assets of the Trust in a manner consistent with the Trust's investment objectives. MSDW Advisors obtains and evaluates such information and advice relating to the economy, securities markets and specific securities as it considers necessary or useful to continuously manage the assets of the Trust in a manner consistent with its investment objectives and policies. In addition, MSDW Advisors pays the compensation of all personnel, including officers of the Trust, who are also directors, officers or employees of the Investment Adviser. MSDW Advisors has authority to place orders for the purchase and sale of portfolio securities on behalf of the Trust without prior approval of its Trustees.

   In return for its investment services and the expenses which MSDW Advisors assumes under the Advisory Agreement, the Trust pays MSDW Advisors compensation which is computed and accrued weekly and payable monthly and which is determined by applying the annual rate of 0.40% to the Trust's average weekly net assets. Pursuant to the Advisory Agreement, the Trust accrued to MSDW Advisors total compensation of $1,417,273 during the fiscal year ended May 31, 1998. The net assets of the Trust totalled $354,392,355 at May 31, 1998.

   Under the Advisory Agreement, the Trust is obligated to bear all of the costs and expenses of its operation, except those specifically assumed by the Investment Adviser, including, without limitation: charges and expenses of any registrar, custodian or depository appointed by the Trust for the safekeeping of its cash, portfolio securities or commodities and other property, and any stock transfer or dividend agent or agents appointed by the Trust; brokers' commissions chargeable to the Trust in connection with portfolio securities transactions to which the Trust is a party; all taxes, including securities or commodities issuance and transfer taxes, and fees payable by the Trust to Federal, state or other governmental agencies; costs and expenses of engraving or printing of certificates representing shares of the Trust; all costs and expenses in connection with registration and maintenance of registration of the Trust and of its shares with the Securities and Exchange Commission and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); the costs and expense of preparation, printing, including typesetting, and distributing prospectuses for such purposes; all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing proxy statements and reports to shareholders; fees and travel expenses of Trustees or members of any advisory board or committee who are not employees of the Trust's Administrator or Investment Adviser or any of their corporate affiliates; all expenses incident to the payment of any dividend or distribution program; charges and expenses of any outside pricing services; charges and expenses of legal counsel, including counsel to the Independent Trustees of the Trust, and independent accountants in connection with any matter relating to the Trust (not including compensation or expenses of attorneys employed by the Trust's Administrator or Investment Adviser); membership dues of industry associations; interest payable on Trust borrowings; fees and expenses incident to the listing of the Trust's shares on any stock exchange; postage; insurance premiums on property or personnel (including officers and Trustees) of the Trust which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims, liabilities, litigation costs and any indemnification related thereto); and all other charges and costs of the Trust's operations unless otherwise explicitly provided in the Advisory Agreement.

   The Advisory Agreement will continue in effect for an initial term ending April 30, 1999 and will continue in effect from year to year thereafter provided such continuance is approved at least annually by vote of a majority, as defined in the 1940 Act, of the outstanding voting securities of the Trust or by the Trustees of the Trust, and, in either event, by the vote cast in person by a majority of the Trustees who are not parties to the Advisory Agreement or "interested persons" of any such party (as defined in the 1940 Act) at a meeting called for the purpose of voting on such approval.

   The Advisory Agreement also provides that it may be terminated at any time by the Investment Adviser, the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust, in each instance without the payment of any penalty, on thirty days' notice and will automatically terminate upon any assignment.

INVESTMENT ADVISOR

   Morgan Stanley Dean Witter Advisors Inc. is the Trust's investment advisor. MSDW Advisors maintains its offices at Two World Trade Center, New York, New York 10048. MSDW Advisors, which was incorporated in July, 1992 under the name Dean Witter InterCapital Inc., changed its name to Morgan Stanley Dean Witter Advisors Inc. on June 22, 1998. MSDW Advisors is a wholly-owned subsidiary of MSDW, a preeminent global securities firm that maintains leading market positions in each of its three primary businesses--securities, asset management and credit services.

   MSDW Advisors' wholly-owned subsidiary, MSDW Services, serves as the Administrator of the Trust and receives from the Trust compensation which is computed weekly and payable monthly and which is determined by applying the annual rate of 0.25% to the Trust's weekly net assets. For the fiscal year ended May 31, 1998, the Trust accrued to MSDW Services, pursuant to an Administration Agreement, total compensation of $885,795.

   The Principal Executive Officer and Directors of MSDW Advisors are Mitchell M. Merin, President and Chief Executive Officer, Robert M. Scanlan, President and Chief Operating Officer and Barry Fink, Senior Vice President, Secretary and General Counsel. The principal occupations of Messrs. Merin, Scanlan and Fink are described in the preceding paragraph under the section "Election of Trustees." The business address of the Executive Officer and other Directors is Two World Trade Center, New York, New York 10048.

   MSDW Advisors and its wholly-owned subsidiary, MSDW Services, serve in various investment management, advisory, management and administrative capacities to investment companies and pension plans and other institutional and individual investors. The Appendix lists the investment companies for which MSDW Advisors provides investment management or investment advisory services and which have similar investment objectives to that of the Trust and sets forth the net assets and fees payable to MSDW Advisors by such companies, including the Trust and their net assets as of October 28, 1998.

   MSDW has its offices at 1585 Broadway, New York, New York 10036. There are various lawsuits pending against MSDW involving material amounts which, in the opinion of management, will be resolved with no material effect on the consolidated financial position of the company.

   During the fiscal year ended May 31, 1998, the Trust accrued to MSDW Trust, the Trust's Transfer Agent and an affiliate of MSDW Advisors, transfer agency fees of $96,946.

AFFILIATED BROKER

   Because DWR, Morgan Stanley & Co. Incorporated and MSDW Advisors are under the common control of MSDW, DWR and Morgan Stanley & Co. Incorporated are affiliated brokers of the Trust. During the fiscal year ended May 31, 1998, the Trust did not pay any brokerage commissions to DWR or Morgan Stanley & Co. Incorporated.

    (2) RATIFICATION OR REJECTION OF SELECTION OF INDEPENDENT ACCOUNTANTS

   The Trustees have unanimously selected the firm of PricewaterhouseCoopers LLP as the Trust's independent accountants for the fiscal year ending May 31, 1999. Its selection is being submitted for ratification or rejection by Shareholders at the Meeting. PricewaterhouseCoopers LLP has been the independent accountants for the Trust since its inception, and has no direct or indirect financial interest in the Trust.

   A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will be available to respond to appropriate questions of shareholders.

   The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting is required for ratification of the selection of PricewaterhouseCoopers LLP as the independent accountants for the Trust.

   THE TRUSTEES UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE TRUST.

                            ADDITIONAL INFORMATION

   In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting for a total of not more than 60 days in the aggregate to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Trust's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which have been received by the date of the Meeting.

   Abstentions and, if applicable, broker "non-votes" will not count as votes in favor of any of the proposals, and broker "non-votes" will not be deemed to be present at the meeting for purposes of determining whether a particular proposal to be voted upon has been approved. Broker "non-votes" are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.

                            SHAREHOLDER PROPOSALS

   Proposals of security holders intended to be presented at the next Annual Meeting of Shareholders must be received no later than July 9, 1999 for inclusion in the proxy statement and proxy for that meeting. The mere submission of a proposal does not guarantee its inclusion in the proxy materials or its presentation at the meeting. Certain rules under the federal securities laws must be met.

                           REPORTS TO SHAREHOLDERS

   THE TRUST'S MOST RECENT ANNUAL REPORT FOR THE FISCAL YEAR ENDED MAY 31, 1998 IS AVAILABLE WITHOUT CHARGE UPON REQUEST FROM ADRIENNE RYAN-PINTO AT MORGAN STANLEY DEAN WITTER TRUST FSB, HARBORSIDE FINANCIAL CENTER, PLAZA TWO, JERSEY CITY, NEW JERSEY 07311 (TELEPHONE 1-800-869-NEWS) (TOLL-FREE).

                         INTEREST OF CERTAIN PERSONS

   MSDW, MSDW Advisors, DWR, MSDW Services and certain of their respective Directors, Officers, and employees, including persons who are Trustees or Officers of the Trust, may be deemed to have an interest in certain of the proposals described in this Proxy Statement to the extent that certain of such companies and their affiliates have contractual and other arrangements, described elsewhere in this Proxy Statement, pursuant to which they are paid fees by the Trust, and certain of those individuals are compensated for performing services relating to the Trust and may also own shares of MSDW. Such companies and persons may thus be deemed to derive benefits from the approvals by Shareholders of such proposals.

                                OTHER BUSINESS

   The management knows of no other matters which may be presented at the Meeting. However, if any matters not now known properly come before the Meeting, it is intended that the persons named in the attached form of proxy, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

                                            By Order of the Board of Trustees

                                            BARRY FINK

                                            Secretary

                                                                      APPENDIX

   MSDW Advisors serves as investment advisor to Municipal Premium Income Trust and as investment manager or investment advisor to the other investment companies listed below which have similar investment objectives to those of Municipal Premium Income Trust. Set forth below is a chart showing the net assets of each such investment company as of October 28, 1998 and the investment management or advisory fee rate(s) applicable to such investment company.

                                                                 CURRENT INVESTMENT
                                                                   MANAGEMENT OR
                                                                ADVISORY FEE RATE(S)
                                          NET ASSETS              AS A PERCENTAGE
                                        AS OF 10/28/98             OF NET ASSETS
                                        --------------             -------------
1.MORGAN STANLEY DEAN WITTER
  CALIFORNIA TAX-FREE INCOME FUND* .... $  920,124,940    0.55% on assets up to $500
                                                          million, scaled down at
                                                          various asset levels to 0.45%
                                                          on assets over $1.25 billion
2.MORGAN STANLEY DEAN WITTER LIMITED
  TERM MUNICIPAL TRUST*................     62,279,985    0.50%
3.MORGAN STANLEY DEAN WITTER
  MULTI-STATE MUNICIPAL SERIES TRUST* .    374,995,622    0.35%
4.MORGAN STANLEY DEAN WITTER
  NEW YORK TAX-FREE INCOME FUND* ......    163,199,105    0.55% on assets up to $500
                                                          million and 0.525% on assets
                                                          over $500 million

5.MORGAN STANLEY DEAN WITTER
  TAX-EXEMPT SECURITIES TRUST*.........  1,185,303,025    0.50% on assets up to $500
                                                          million, scaled down at
                                                          various asset levels to 0.325%
                                                          on assets over $1.25 billion
6.INTERCAPITAL CALIFORNIA INSURED
  MUNICIPAL INCOME TRUST**.............    257,083,507    0.35%
7.INTERCAPITAL CALIFORNIA QUALITY
  MUNICIPAL SECURITIES**...............    216,844,192    0.35%
8.INTERCAPITAL INSURED CALIFORNIA
  MUNICIPAL SECURITIES**...............     67,110,684    0.35%
9.INTERCAPITAL INSURED MUNICIPAL BOND
  TRUST**..............................    110,364,329    0.35%
10.INTERCAPITAL INSURED MUNICIPAL
   INCOME TRUST**......................    594,617,069    0.35%
11.INTERCAPITAL INSURED MUNICIPAL
   SECURITIES**........................    141,983,912    0.35%
12.INTERCAPITAL INSURED MUNICIPAL
   TRUST**.............................    491,574,417    0.35%
13.INTERCAPITAL NEW YORK QUALITY
   MUNICIPAL SECURITIES**..............     98,820,188    0.35%

                               A-1

                                                                 CURRENT INVESTMENT
                                                                   MANAGEMENT OR
                                                                ADVISORY FEE RATE(S)
                                          NET ASSETS              AS A PERCENTAGE
                                        AS OF 10/28/98             OF NET ASSETS
                                        --------------             -------------
14.INTERCAPITAL QUALITY MUNICIPAL
   INCOME TRUST**......................  $750,490,488     0.35%
15.INTERCAPITAL QUALITY MUNICIPAL
   INVESTMENT TRUST**..................   387,474,010     0.35%
16.INTERCAPITAL QUALITY MUNICIPAL
   SECURITIES**........................   370,987,595     0.35%
17.MUNICIPAL INCOME TRUST**............   303,076,077     0.35% on assets up to $250
                                                          million and 0.25% on assets
                                                          over $250 million
18.MUNICIPAL INCOME TRUST II**.........   275,595,420     0.40% on assets up to $250
                                                          million and 0.30% on assets
                                                          over $250 million
19.MUNICIPAL INCOME TRUST III** .......    63,806,757     0.40% on assets up to $250
                                                          million and 0.30% on assets
                                                          over $250 million
20.MUNICIPAL INCOME OPPORTUNITIES
   TRUST**.............................   186,601,839     0.50%
21.MUNICIPAL INCOME OPPORTUNITIES
   TRUST II**..........................   180,970,335     0.50%
22.MUNICIPAL INCOME OPPORTUNITIES
   TRUST III**.........................   105,758,492     0.50%
23.MUNICIPAL PREMIUM INCOME TRUST** ...   354,270,155     0.40%
24.MORGAN STANLEY DEAN WITTER SELECT
   MUNICIPAL REINVESTMENT FUND*** .....    94,102,015     0.50%
25.MORGAN STANLEY DEAN WITTER HAWAII
   MUNICIPAL TRUST*(1) ................     6,890,317     0.35% (1)
------------
*      Open-end investment company
**     Closed-end investment company
***    Open-end investment company offered only to the holders of units of certain unit investment trusts (UITs) in connection with the reinvestment of UIT distributions
(1)    MSDW Advisors has undertaken, until January 1, 1999, to continue to assume all operating expenses (except for any 12b-1 and brokerage fees)
       of Morgan Stanley Dean Witter Hawaii Municipal Trust and to waive the compensation provided for in its investment management agreement with that company.

                        MUNICIPAL PREMIUM INCOME TRUST

                                    PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Robert M. Scanlan, Barry Fink, and Joseph J. McAlinden, or any of them, proxies, each with the power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Municipal Premium Income Trust on December 17, 1998, at 9:00 a.m., New York City time, and at any adjournment thereof, on the proposals set forth in the Notice of Meeting dated November 4, 1998 as follows:




                         (Continued on reverse side)
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE TRUSTEES AND THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

     IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

-------------------------------------------------------------------------------

[X]   PLEASE MARK VOTES AS
      IN THE EXAMPLE USING
      BLACK OR BLUE INK
                                                         FOR ALL
1. Election of three (3) Trustees:      FOR   WITHHOLD   EXCEPT
                                        [ ]     [ ]        [ ]

   Edwin J. Garn,   Michael E. Nugent,   Philip J. Purcell

IF YOU WISH TO WITHHOLD AUTHORITY FOR ANY PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME.

  Election of one (1) Preferred Trustee:

  John R. Haire     FOR  WITHHOLD
                    [ ]     [ ]

                                       PREFERRED SHARES

2. Ratification of                   FOR   AGAINST  ABSTAIN
   appointment of                    [ ]     [ ]      [ ]
   PricewaterhouseCoopers
   LLP as independent
   accountants.

                                           Date _______________________________

          Please make sure to sign and date this Proxy using black or blue ink.
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------
                      Shareholder sign in the box above
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------
                   Co-Owner (if any) sign in the box above

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                         PLEASE DETACH AT PERFORATION



                        MUNICIPAL PREMIUM INCOME TRUST

-------------------------------------------------------------------------------
                                  IMPORTANT

                   PLEASE SEND IN YOUR PROXY.........TODAY!

YOU ARE URGED TO DATE AND SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL HELP SAVE THE EXPENSE OF FOLLOW-UP LETTERS TO SHAREHOLDERS WHO HAVE NOT RESPONDED.
-------------------------------------------------------------------------------

                         MUNICIPAL PREMIUM INCOME TRUST

                                     PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Robert M. Scanlan, Barry Fink, and Joseph J. McAlinden, or any of them, proxies, each with the power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Municipal Premium Income Trust on December 17, 1998, at 9:00 a.m., New York City time, and at any adjournment thereof, on the proposals set forth in the Notice of Meeting dated November 4, 1998 as follows:

                         (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE TRUSTEES AND THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

     IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

[X] PLEASE MARK VOTES AS
    IN THE EXAMPLE USING
    BLACK OR BLUE INK
                                                         FOR ALL
1. Election of three (3) Trustees:     FOR    WITHHOLD   EXCEPT
                                       [ ]      [ ]        [ ]

   Edwin J. Garn,   Michael E. Nugent,   Philip J. Purcell

IF YOU WISH TO WITHHOLD AUTHORITY FOR ANY PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME.

                                   COMMON SHARES

2. Ratification of              FOR    AGAINST   ABSTAIN
   appointment of               [ ]      [ ]       [ ]
   PricewaterhouseCoopers
   LLP as independent
   accountants.


                                           Date _______________________________


          Please make sure to sign and date this Proxy using black or blue ink.
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------
                      Shareholder sign in the box above
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------
                   Co-Owner (if any) sign in the box above

-------------------------------------------------------------------------------
                         PLEASE DETACH AT PERFORATION


                        MUNICIPAL PREMIUM INCOME TRUST

-------------------------------------------------------------------------------
                                  IMPORTANT

                   PLEASE SEND IN YOUR PROXY.........TODAY!

YOU ARE URGED TO DATE AND SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL HELP SAVE THE EXPENSE OF FOLLOW-UP LETTERS TO SHAREHOLDERS WHO HAVE NOT RESPONDED.
-------------------------------------------------------------------------------